Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Safe Pro Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.0001 per share (2)	Rule 457(o)			$8,280,000	0.0001476	$1,222.13
Fees to be Paid	Equity	Representative’s Warrants (3)(4)	Rule 457(g)			—	—
Fees to be Paid	Equity	Common stock, underlying Representative’s Warrants	Rule 457(o)			$517,500	0.0001476	$76.38
Fees to be Paid	Equity	Common stock, registered on behalf of certain selling stockholders (5)	Rule 457(a)	897,120	$6.00	$5,382,720	0.0001476	$794.49
		Total Offering Amounts				$14,180,220.00		$2,093.00
		Total Fees Previously Paid				—		$—
		Total Fee Offsets				—		$—
		Net Fee Due						$2,093.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes Common Stock that may be issued upon exercise of a 45-day option granted to the underwriters in this offering to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	We have agreed to issue to the representative of the underwriters warrants to purchase (the “Representatives’ Warrants”) up to 5.0% of the common stock sold in this offering at 125% of the public offering price per share.

(5)

Reflects the resale by the selling stockholders named in the resale prospectus that is part of the registration statement to which this exhibit is attached of up to 897,120 shares of common stock assuming a price of $6.00 per share, the maximum offering price in the initial public offering.